EXHIBIT 99.1



                             UNION COMMUNITY BANCORP
                        P.O. Box 151, 221 E. Main Street
                          Crawfordsville, Indiana 47933

For Immediate Release

Date:      October 20, 2004
Contact:   J. Lee Walden, Chief Financial Officer
           (765) 362-2400


                    UNION COMMUNITY BANCORP RELEASES EARNINGS

(Crawfordsville) - Union Community Bancorp (the "Company") (NASDAQ Symbol "UCBC"), the holding company of Union Federal Savings and Loan Association (the "Association"), announced earnings for the nine and three months ended September 30, 2004. For the nine months ended September 30, 2004, the Company had net income of $1,303,000 compared to $1,864,000 the nine months ended September 30, 2003. Basic and diluted earnings per share were $0.69 and $0.68 respectively for the nine months ended September 30, 2004 compared to $0.93 for basic and $0.92 for diluted for the 2003 period. For the three months ended September 30, 2004 net income was $451,000 compared to $668,000 for the 2003 three month period. Basic earnings per share were $0.25 and diluted earnings per share were $0.24 for the three months ended September 30, 2004 compared to $0.35 per share for basic and $0.34 per share for diluted for the 2003 three month period.

The decrease in net income for the nine month period was primarily attributable to a decrease in net interest income. Amortization of purchase accounting adjustments reduced interest expense by $80,000 for the 2004 nine-month period compared to $377,000 during 2003 period. Also contributing to the decrease in net interest income was a decrease in interest rate spread from 3.04% for the nine month period ending September 30, 2003 to 2.89% for the comparable 2004 nine month period.

The decrease in net income for the three-month period ending September 30, 2004 compared to the September 30, 2003 period was also primarily due to a decrease in net interest income. Amortization of purchase accounting adjustments reduced interest expense by $27,000 for the three-months ended September 30, 2004 compared to a reduction of $126,000 for the 2003 three month period. Interest rate spread decreased from 3.11% for the three month period in 2003 to 2.83% for the 2004 three month period.

From December 31, 2003 to September 30, 2004, total assets decreased $3.8 million to $257.8 million and net loans decreased $1.6 million to $219.6 million. During the same time frame, deposits decreased by $1.6 million to $188.6 million. Shareholders' equity decreased $2.3 million to $33.3 million at September 30, 2004. During the nine month period the Company repurchased 165,000 shares of common stock at a total cost of $3.0 million for an average cost of $17.92 per share.

The Company and Association are  headquartered in  Crawfordsville,  Indiana with
two  branch  offices  in   Crawfordsville   and  branch  offices  in  Covington,
Williamsport and Lafayette, Indiana.

The statements contained in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. A number of factors could cause results to differ materially from the objectives and estimates expressed in such forward-looking statements. These factors include, but are not limited to, changes in the financial condition of issuers of the Company's investments and borrowers, changes in economic conditions in the Company's market area, changes in policies of regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area, changes in the position of banking regulators on the adequacy of our allowance for loan losses, and competition, all or some of which could cause actual results to differ materially from historical earnings and those presently anticipated or projected. These factors should be considered in evaluating any forward-looking statements, and undue reliance should not be placed on such statements. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


                                      -END-
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               SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY
                                  (Unaudited)


Balance Sheet Data:                                September 30,    December 31,
                                                       2004             2003
                                                   -------------    ------------
                Assets
   Cash                                             $     841        $    785
   Interest-bearing demand deposits                     8,775          11,104
                                                   -------------    ------------
     Cash and cash equivalents                          9,616          11,889
   Interest-bearing deposits                            2,131             150
   Investment securities available for sale             5,002           5,908
   Investment securities held to maturity                 205             494
   Loans, net                                         219,598         221,230
   Premises and equipment                               4,257           4,628
   Federal Home Loan Bank stock                         3,681           3,556
   Investment in limited partnerships                   2,215           2,215
   Foreclosed assets and real estate held for
    development, net                                    1,468           1,348
   Goodwill                                             2,393           2,393
   Cash value life insurance                            5,337           5,149
   Other assets                                         1,850           2,617
                                                   -------------    ------------
                Total assets                        $ 257,753        $261,577

                Liabilities
   Deposits                                         $188,637         $190,192
   Federal Home Loan Bank advances                    33,533           33,814
   Note payable                                            -              132
   Other liabilities                                   2,330            1,909
                                                   -------------    ------------
                Total liabilities                    224,500          226,047

   Shareholders' equity                               33,253           35,530
                                                   -------------    ------------

                Total liabilities and
                shareholders' equity                $257,753         $261,577
                                                   =============    ============

   Book value per common share                        $17.18           $16.92
   Shares outstanding                              1,935,000        2,100,000
   Average equity to average assets                    13.38%           13.26%
   Allowance for loan losses to total loans             0.49%            0.55%


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


                                                           Three Months Ended         Nine Months Ended
                                                               September 30,             September 30,
                                                           2004          2003           2004        2003
                                                          ------        ------        -------     -------
Operating Data:
   Total interest and dividend income                     $3,447        $3,823        $10,514     $12,001
   Total interest expense                                  1,572         1,669          4,718       5,375
                                                          ------        ------        -------     -------
     Net interest income                                   1,875         2,154          5,796       6,626
   Provision for loan losses                                  60           119            173         178
                                                          ------        ------        -------     -------
     Net interest income after provision for loan
             losses                                        1,815         2,035          5,623       6,448
                                                          ------        ------        -------     -------
   Other income:
     Service charges on deposit accounts                      72            37            179         108
     Equity in income of limited partnership                  --            --             --          10
     Other                                                   127            95            364         168
                                                          ------        ------        -------     -------
       Total other income                                    199           132            543         286
                                                          ------        ------        -------     -------
   Other expenses:
     Salaries and employee benefits                          759           564          2,318       2,043
     Net occupancy expense and equipment expenses            160           154            487         459
     Legal and professional fees                              83            67            275         241
     Data processing                                         109            94            317         298
     Other                                                   245           286            928         861
                                                          ------        ------        -------     -------
       Total other expenses                                1,356         1,165          4,325       3,902
                                                          ------        ------        -------     -------
   Income before income taxes                                658         1,002          1,841       2,832
   Income taxes                                              207           334            538         968
                                                          ------        ------        -------     -------
     Net income                                            $ 451         $ 668        $ 1,303     $ 1,864
                                                          ======        ======        =======     =======

Other Data:

   Return on average assets                                 0.70%         0.99%          0.66%       0.90%

   Return on average equity                                 5.31%         7.59%          4.96%       6.83%
   Basic earnings per share                                $0.25         $0.35          $0.69       $0.93
   Diluted earnings per share                              $0.24         $0.34          $0.68       $0.92
   Cash dividends per common share                         $0.15         $0.15          $0.45       $0.45


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